                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE


THE SCOTTS COMPANY                                                    NEWS

                THE SCOTTS COMPANY REPORTS THIRD QUARTER RESULTS
  COMPANY CONTINUES TO EXPECT DOUBLE-DIGIT ADJUSTED NET INCOME GROWTH FOR 2003

     -    Adjusted Earnings Per Share of $2.85; Reported Earnings Per Share of
          $2.81
     -    North American consumer sales up 5% on year-to-date basis
     - International Consumer, Global Professional see strong earnings improvement

MARYSVILLE, Ohio (July 31, 2003) - The Scotts Company (NYSE: SMG), the global leader in the consumer lawn and garden industry, today announced adjusted earnings per share of $2.85 in the third quarter, in line with its previous estimates. On a reported basis, earnings per share for the quarter were $2.81. The Company also reaffirmed its outlook for double-digit adjusted net income growth for fiscal 2003.
         "Our third quarter and year-to-date results demonstrate the continued strength of our business," said Jim Hagedorn, chairman and chief executive officer. "While this gardening season was clearly impacted by cool, wet weather, we remained focused and overcame serious challenges in our busiest time of the year. Our confidence in producing earnings growth of at least 10 percent for 2003 speaks to the fundamental strength of this business, especially in a year in which we also are making significant long-term investments in the business and expensing stock options for the first time."

Third Quarter Results
---------------------
         For the period ended June 28, 2003, the Company reported sales of $710 million, up 3 percent from $689 million last year. Excluding the impact of foreign exchange rates, sales were flat to the prior year. Adjusted earnings in the quarter were $92.3 million, or $2.85 per diluted share, compared with $95.6 million, or $3.01 per diluted share, for the same period last year. Current period adjusted earnings exclude restructuring and other non-recurring charges of $1.1 million, net of tax. Including these restructuring and non-recurring items, net income in the quarter was $91.2 million, or $2.81 per diluted share.
         Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) were $175.8 million, compared with $185.4 million for the same period last year.
         Sales in the quarter were impacted by weaker than expected results in April caused by cool, wet weather in many key markets in North America. Those weather conditions also impacted consumer purchases, which were down in April, but finished up 4 percent in the quarter compared to last year. On a year-to-date basis, consumer purchases of Scotts' products at the Company's largest retailers are up 7 percent compared to last year.
         The impact of April conditions caused the Company's North American consumer business to report sales in the quarter down 1 percent to $524 million. Within that business, Lawns was up 1 percent to $184 million, Gardening Products was down 4 percent to $226 million and Ortho declined 4 percent to $97 million.
         Scotts LawnService(R) reported sales of $41 million in the quarter, up 41 percent from last year, reflecting the continued organic growth of the business as well as the integration of several acquisitions, partially offset by the negative impact of the unfavorable early spring weather.
         International Consumer sales increased 11 percent to $90 million compared to $81 million for the same period last year. Excluding the impact of foreign exchange rates and non-recurring sales last year, sales increased 2 percent in the quarter. Global Professional sales were $55 million in the quarter, up nearly 10 percent. Excluding the impact of foreign exchange rates, Global Professional sales were flat to last year's levels.
         Gross margin rose to 39.5 percent in the quarter from 39.3 percent for the same period last year driven by the growth of Scotts LawnService, which has a higher gross margin than the Company's other business segments, and improved product mix in North America, particularly in the Gardening Products and Ortho lines.
         Operating expenses increased in the quarter to $136.3 million from $112.7 million in the same period last year. The increase was due to planned investment in areas such as advertising, new business development, a doubling of the number of in-store counselors, and Scotts LawnService, as well as an increase in costs associated with the expensing of stock options, rising healthcare and pension costs and foreign exchange rates.

         Net Roundup commission was $16.5 million, flat with last year. Improved earnings in the business offset a $1.3 million increase in the contribution expense paid during the quarter to Monsanto.
         "Solid growth in May and June helped us address challenges caused by unfavorable weather in April," Hagedorn said. "It's evident that the consumer remains enthusiastic about the lawn and garden category - even with the challenges presented by this season. We still expect the overall category to grow this year and we believe we are growing market shares this year in both the U.S. and Europe."

Nine Month Results
------------------
         For the first nine months, Scotts reported global sales of $1.57 billion, up 8 percent from $1.45 billion the same period last year. Excluding the impact of foreign exchange rates, year-to-date sales were up 5 percent from last year. Adjusted earnings were $114.0 million, or $3.55 per diluted share, compared with $115.1 million, or $3.64 per diluted share, for the same period last year. Adjusted earnings for the first nine months of fiscal 2003 exclude restructuring and other charges of $7.1 million, net of tax. Those charges include $4.2 million related primarily to restructuring of the North American distribution model and $2.9 million related to the Company's international growth and integration efforts. Including restructuring and non-recurring items, year-to-date net income was $106.9 million, or $3.33 per share, compared with $95.2 million, or $3.01 per diluted share, for the same period last year. Results for 2002 include an after-tax impairment charge of $18.5 million.
         Adjusted EBITDA was $270.2 million, compared with $278.2 million for the same period last year. Including restructuring and non-recurring items, EBITDA was $259 million on a year-to-date basis.
         North American consumer sales were $1.1 billion during the first nine months of 2002, up nearly 5 percent from last year. Scotts LawnService had revenue growth of 50 percent in the first nine months to $67 million.
         International Consumer sales were $242 million compared with $209 million last year. Excluding the impact of foreign exchange rates and non-recurring sales last year, sales increased 2 percent. Global Professional year-to-date sales were $156 million compared with $142 million last year and flat when excluding the impact of foreign exchange rates.
         "Both International Consumer and Global Professional are making significant bottom line improvements this year," Hagedorn said. "We continue to believe both of these businesses will benefit from our International growth and integration efforts and will continue to be increasingly important contributors to both earnings and improvement in return on invested capital."
         Gross margin through the first nine months was 36.8 percent compared with 37.4 percent for the same period last year. Unfavorable North American warehousing and logistics costs, due in part to higher than planned inventory levels earlier in the quarter arising from the sales shortfall in April, as well as planned upgrades in warehousing facilities, contributed to the margin decline. Increased restructuring charges included in cost of goods sold in fiscal 2003 also added to the decline in gross margin percent.
         Operating expenses were $368.0 million, up from $311.2 million in 2002. The increase, which was significantly less than expected, was driven by the same investments and costs described for the third quarter.
         On a year-to-date basis, Net Roundup commission was $13.5 million, up slightly from $13.3 million a year earlier. Increased global sales and improved earnings helped offset a $3.8 million increase in the contribution payment to Monsanto.
         The company will host a live audio webcast today at 10:00 a.m. EDT at www.scotts.com to discuss third quarter results and the outlook for the balance of the year.

About Scotts
------------

The Scotts Company is the world's leading supplier of consumer products for lawn and garden care, with a full range of products for professional horticulture as well. The company owns the industry's most recognized brands. In the U.S., the company's Scotts(R), Miracle-Gro(R) and Ortho(R) brands are market leading in their categories, as is the consumer Roundup(R) brand which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In Europe, Scotts' brands include Weedol(R) Pathclear(R), Evergreen(R), Levington(R) Miracle-Gro(R), KB(R), Fertiligene(R) and Substral(R).

STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: Certain of the statements contained in this press release, including, but not limited to, information regarding the future economic performance and financial condition of the company, the plans and objectives of the company's management, and the company's assumptions regarding such performance and plans are forward looking in nature. Actual results could differ materially from the forward looking information in this release, due to a variety of factors, including, but not limited to:

     - Adverse weather conditions could adversely affect the Company's sales and financial results;

     - The Company's historical seasonality could impair the Company's ability to pay obligations as they come due and operating expenses;
     - The Company's substantial indebtedness could adversely affect the Company's financial health;
     - Public perceptions regarding the safety of the Company's products could adversely affect the Company;
     - The loss of one or more of the Company's top customers could adversely affect the Company's financial results because of the concentration of the Company's sales to a small number of retail customers;
     - The expiration of certain patents could substantially increase the Company's competition in the United States;
     - Compliance with environmental and other public health regulations could increase the Company's cost of doing business; and
     - The Company's significant international operations make the Company more susceptible to fluctuations in currency exchange rates and to the costs of international regulation.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward looking information contained in this release is readily available in the company's publicly filed quarterly, annual, and other reports.

Contact:
Rebecca J. Bruening                         Jim King
Vice President, Corporate Treasurer         Director, Investor Relations/
937-578-5607                                Corporate Communications
                                            937-578-5622

                               THE SCOTTS COMPANY
               RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS
                      ENDED JUNE 28, 2003 AND JUNE 29, 2002
                      (in millions, except per share data)
                                   (Unaudited)
                   Note: See Accompanying Footnotes on Page 10



                                                                     Three Months Ended                  Nine Months Ended
                                                             ---------------------------------   ------------------------------
                                                                   June 28,       June 29,            June 28,          June 29,
                                                   Footnotes         2003           2002                2003              2002
                                                  ---------- ---------------------------------   ------------------------------
Net sales                                                              $ 710.0        $ 689.0           $ 1,567.0     $ 1,449.0
Cost of sales                                                            428.6          418.0               985.3         905.9
Cost of sales - restructuring and other                                    0.6            0.4                 5.7           1.5
                                                             ---------------------------------   ------------------------------
Gross profit                                                             280.8          270.6               576.0         541.6
% of sales                                                               39.5%          39.3%               36.8%         37.4%

Gross commission from marketing agreement                                 23.6           22.4                34.8          30.8
Contribution expenses under marketing agreement                            6.3            5.0                18.8          15.0
Amortization of marketing fee                                              0.8            0.8                 2.5           2.5
                                                             ---------------------------------   ------------------------------
Net commission from marketing agreement                                   16.5           16.6                13.5          13.3

Operating expenses:
  Advertising                                                             38.1           30.6                81.7          68.6
  S,G&A - excluding lawn service business
      and stock-based compensation                                        85.0           77.4               243.8         222.2
  Stock-based compensation                                                 1.6              -                 3.1             -
  S,G&A - lawn service business                                           11.8            9.0                34.9          23.7
  S,G&A - restructuring and other                                          1.2            0.6                 5.5           1.8
  Amortization of intangibles                                              2.2            0.2                 6.3           3.8
  Other (income) expense                                                  (3.6)          (5.1)               (7.3)         (8.9)
                                                             ---------------------------------   -------------------------------
Total operating expenses                                                 136.3          112.7               368.0         311.2
                                                             ---------------------------------   -------------------------------

Income from operations                                                   161.0          174.5               221.5         243.7
% of sales                                                               22.7%          25.3%               14.1%         16.8%

Interest expense                                                          18.2           18.7                53.4          58.8
                                                             ---------------------------------   -------------------------------

Income before taxes                                                      142.8          155.8               168.1         184.9

Income tax expense                                                        51.6           60.0                61.2          71.2
                                                             ---------------------------------   -------------------------------

Net income before cumulative effect
  of accounting change                                                    91.2           95.8               106.9         113.7

Cumulative effect of change in accounting
  for intangible assets (non-cash), net of tax                               -              -                   -         (18.5)
                                                             ---------------------------------   -------------------------------

Net income                                                                91.2           95.8               106.9          95.2
                                                             =================================   ===============================

Basic earnings per share                              (1)                 2.93           3.25                3.48          3.27
                                                             =================================   ===============================
Diluted earnings per share                            (2)                 2.81           3.02                3.33          3.01
                                                             =================================   ===============================

Common shares used in basic earnings
      per share calculation                                               31.1           29.5                30.7          29.1
                                                             =================================   ===============================

Common shares and potential common
      shares used in diluted earnings per
      share calculation                                                   32.4           31.8                32.1          31.6
                                                             =================================   ===============================

EBITDA                                                (3)              $ 174.0        $ 185.5             $ 259.0       $ 276.0
                                                             =================================   ===============================


Results of operations excluding restructuring and other charges, one-time additions to income and cumulative effect of accounting change:

Adjusted net income                                                       92.3           95.6               114.0         115.1
                                                             =================================   ===============================

Adjusted diluted earnings per share                   (2)                 2.85           3.01                3.55          3.64
                                                             =================================   ===============================

Adjusted EBITDA                                       (3)              $ 175.8        $ 185.4             $ 270.2       $ 278.2
                                                             =================================   ===============================

                               THE SCOTTS COMPANY
               NET SALES BY BUSINESS UNIT - THREE AND NINE MONTHS
                      ENDED JUNE 28, 2003 AND JUNE 29, 2002
                                  (in millions)
                                   (unaudited)

                                             Three Months Ended                  % Change
                                   ----------------------------------------  ----------------
                                        June 28,             June 29,
                                          2003                 2002                Actual
                                   -------------------- -------------------  ----------------
Lawns                                          $ 183.5             $ 181.8              0.9%
Gardening Products                               225.7               234.8             -3.9%
Ortho                                             96.6               100.7             -4.1%
Canada                                            16.4                11.2             46.4%
Pottery and other                                  1.8                 0.1
                                   -------------------- -------------------
North America Consumer                           524.0               528.6             -0.9%
                                   -------------------- -------------------

Lawn Service                                      40.5                28.7             41.1%

International  Consumer                           90.2                81.2             11.1%

Global Professional                               55.3                50.5              9.5%
                                   -------------------- -------------------

Consolidated                                   $ 710.0             $ 689.0              3.0%
                                   ==================== ===================



                                              Nine Months Ended                  % Change
                                   ----------------------------------------  ----------------
                                        June 28,             June 29,
                                          2003                 2002               Actual
                                   -------------------- -------------------  ----------------

Lawns                                          $ 476.2             $ 432.5             10.1%
Gardening Products                               409.9               413.0             -0.8%
Ortho                                            182.6               184.1             -0.8%
Canada                                            31.7                23.7             33.8%
Pottery and other                                  1.5                 0.1
                                   -------------------- -------------------
North America Consumer                         1,101.9             1,053.4              4.6%
                                   -------------------- -------------------

Lawn Service                                      67.3                44.8             50.2%

International  Consumer                          241.6               208.6             15.8%

Global Professional                              156.2               142.2              9.8%
                                   -------------------- -------------------
Consolidated                                  $1,567.0            $1,449.0              8.1%
                                   ==================== ===================


                               THE SCOTTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
               JUNE 28, 2003, JUNE 29, 2002 AND SEPTEMBER 30, 2002
                                   (UNAUDITED)
                   (IN MILLIONS, EXCEPT SHARES & SHARE PRICES)

                                                               June 28,             June 29,             Sept 30,
                                                                 2003                 2002                 2002
                                                           -----------------  --------------------- -------------------
ASSETS
     Current assets
       Cash and cash equivalents                                       56.6                   76.4                99.7
       Accounts receivable, net                                       521.5                  435.1               249.9
       Inventories, net                                               323.3                  301.9               269.1
       Current deferred tax asset                                      77.7                   52.1                74.6
       Prepaid and other current assets                                44.0                   45.2                36.8
                                                           -----------------  --------------------- -------------------

          Total current assets                                      1,023.1                  910.7               730.1
                                                           -----------------  --------------------- -------------------

     Property, plant and equipment, net                               341.4                  317.1               329.2
     Goodwill and other intangible assets, net                        819.2                  765.3               791.7
     Other assets                                                      45.4                   77.0                50.4
                                                           -----------------  --------------------- -------------------

          Total assets                                            $ 2,229.1              $ 2,070.1           $ 1,901.4
                                                           =================  ===================== ===================


LIABILITIES AND SHAREHOLDERS' EQUITY
     Current liabilities
       Current portion of debt                                         60.7                   68.8                98.2
       Accounts payable                                               255.3                  197.4               134.0
       Other current liabilities                                      309.9                  323.3               219.6
                                                           -----------------  --------------------- -------------------

          Total current liabilities                                   625.9                  589.5               451.8
                                                           -----------------  --------------------- -------------------

     Long-term debt                                                   754.9                  767.2               731.2
     Other liabilities                                                131.0                   91.6               124.5
                                                           -----------------  --------------------- -------------------

          Total liabilities                                         1,511.8                1,448.3             1,307.5

     Shareholders' equity                                             717.3                  621.8               593.9
                                                           -----------------  --------------------- -------------------

          Total liabilities and equity                            $ 2,229.1              $ 2,070.1           $ 1,901.4
                                                           ======================================== ===================

KEY STATISTICS:
     Debt to book capitalization                                      53.2%                  57.3%               58.3%

     Market capitalization:
       Common shares outstanding and
       dilutive common share equivalents                               32.1                   31.6                31.7

       Share price on balance sheet date                              49.35                  45.40               41.69
                                                           -----------------  --------------------- -------------------
                                                                  $ 1,584.1              $ 1,434.6           $ 1,319.9
                                                           =================  ===================== ===================

                               THE SCOTTS COMPANY
       RECONCILIATION OF NON-GAAP DISCLOSURE ITEMS FOR THE THREE AND NINE
                  MONTHS ENDED JUNE 28, 2003 AND JUNE 29, 2002
                      (in millions, except per share data)

                                                          Three Months Ended                        Nine Months Ended
                                                 -------------------------------------    --------------------------------------
                                                     June 28,            June 29,             June 28,            June 29,
                                                       2003                2002                 2003                2002
                                                 -------------------------------------    --------------------------------------
Net income (loss)                                          $ 91.2              $ 95.8              $ 106.9               $ 95.2
   Restructuring and other charges, net of tax                1.1                 1.4                  7.1                  3.0
   Peat bog income                                              -                (3.5)                   -                 (3.5)
   Environmental charge                                         -                 1.9                    -                  1.9
   Impairment write-off, net of tax                             -                   -                    -                 18.5
                                                 -----------------   -----------------    -----------------   ------------------

Adjusted net income                                        $ 92.3              $ 95.6              $ 114.0              $ 115.1
                                                 =================   =================    =================   ==================

Income from operations                                    $ 161.0             $ 174.5              $ 221.5              $ 243.7
   Depreciation per cash flow                                10.0                10.0                 28.7                 26.0
   Amortization, including marketing fee                      3.0                 1.0                  8.8                  6.3
                                                 -----------------   -----------------    -----------------   ------------------

EBITDA                                                      174.0               185.5                259.0  #             276.0
                                                 =================   =================    =================   ==================

   Restructuring and other charges, gross                     1.8                 1.0                 11.2                  3.3
   Peat bog income                                              -                (5.6)                   -                 (5.6)
   Environmental charge                                         -                 3.0                    -                  3.0
   Other                                                        -                 1.5                    -                  1.5
                                                 -----------------   -----------------    -----------------   ------------------

Adjusted EBITDA                                           $ 175.8             $ 185.4              $ 270.2              $ 278.2
                                                 =================   =================    =================   ==================


Diluted earnings per share                                 $ 2.81              $ 3.02               $ 3.33               $ 3.01
   Restructuring and other charges, net of tax               0.04                0.04                 0.22                 0.09
   Peat bog income                                              -               (0.11)                   -                (0.11)
   Environmental charge                                         -                0.06                    -                 0.06
   Impairment write-off, net of tax                             -                   -                    -                 0.59

                                                 -----------------   -----------------    -----------------   ------------------
Adjusted diluted earnings per share                        $ 2.85              $ 3.01               $ 3.55               $ 3.64
                                                 =================   =================    =================   ==================

                               THE SCOTTS COMPANY
                   Footnotes to Preceding Financial Statements
                      (in millions, except per share data)

RESULTS OF OPERATIONS
---------------------


(1) Basic earnings per common share is calculated by dividing income applicable to common shareholders by average common shares outstanding during the period.

(2) Diluted earnings per common share is calculated by dividing net income by the average common shares and dilutive potential common shares (common stock warrants and options) outstanding during the period.

(3) "EBITDA" is defined as income from operations, plus depreciation and amortization. EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity.